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                      ADDENDUM TO ADMINISTRATION AGREEMENT

                               Fixed Income SHares
                           1345 Avenue of the Americas
                            New York, New York 10105

                                  April 2, 2004

PIMCO Advisors Fund Management LLC
2187 Atlantic Street
Stamford, Connecticut 06902

         Re: FISH: Series R

Ladies and Gentlemen:

         This will confirm the agreement between the undersigned (the "Trust") and PIMCO Advisors Fund Management LLC (formerly known as PIMCO Funds Advisors
LLC) (the "Administrator") as follows:

         1. The Trust is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. FISH: Series R (the "New Fund") is a separate investment portfolio of the Trust.

         2. The Trust and the Administrator have entered into an Administration Agreement (the "Agreement") dated February 26, 2002, pursuant to which the Trust has employed the Administrator to provide management and administrative services to the Trust with respect to the Trust.

         3. In accordance with paragraph 1 of the Agreement, the Trust and the Administrator hereby designate the New Fund as an additional investment portfolio to which the Agreement pertains and adopt the Agreement with respect to the New Fund, the terms and conditions of the Agreement being hereby incorporated herein by reference.

         4. This Supplement and the Agreement shall become effective with respect to the New Fund on the date hereof and shall remain in full force and effect with respect to the New Fund, unless sooner terminated as provided herein and the Agreement, until two years from that date, and shall continue thereafter on an annual basis with respect to the New Fund, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, or (b) by vote of a majority of the outstanding voting shares of the New Fund, and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Trust or the Administrator, cast in person at a meeting called for the purpose of voting on such approval.

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         This Supplement or the Agreement may be terminated at any time with respect to the New Fund:

         (a) by the Trust at any time with respect to the services provided by the Administrator by vote of (i) a majority of the Trustees of the Trust; (ii) a majority of the Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust or the Administrator or (iii) a majority of the outstanding voting shares of the Trust or, with respect to the New Fund, by vote of a majority of the outstanding voting shares of the New Fund, on 60 days' written notice to the Administrator; and

         (b) by the Administrator, without the payment of any penalty, upon 60 days' written notice to the Trust.

         If the Agreement is terminated or not renewed with respect to the New Fund or any other investment portfolio, it may continue in effect with respect to any investment portfolio or class thereof as to which it has not been terminated (or has been renewed).








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         If the foregoing correctly sets forth the agreement between the Trust and the Administrator, please so indicate by signing and returning to the Trust the enclosed copy hereof.


                                                Very truly yours,

                                                Fixed Income SHares



                                                 By: /s/ Lawrence G. Altadonna
                                                    ----------------------------
                                                 Title: Treasurer


ACCEPTED:

PIMCO Advisors Fund Management LLC



By: /s/ Brian S. Shlissel
   ----------------------------
Title: Executive Vice President



                                     Notice
                                     ------

         The Trust's Agreement and Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. This Addendum is executed on behalf of the New Fund by an officer of the Trust as an officer and not individually, and the obligations imposed upon the Trust by this Addendum are not binding upon any of the Trust's Trustees, officers or shareholders individually but are binding only upon the assets and property of the New Fund.





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